EXHIBIT 21



       STRUCTURAL DYNAMICS RESEARCH CORPORATION AND SUBSIDIARIES
                    SUBSIDIARIES OF THE REGISTRANT





                                             State or Other
                                             Jurisdiction
Name                                         of Incorporation

SDRC Operations, Inc.                        Ohio
Metaphase Technology, Inc.                   Delaware
SDRC U.K. Limited                            United Kingdom
SDRC Italia, Srl.                            Italy
SDRC Korea Limited                           South Korea
SDRC Svenska AB                              Sweden
SDRC Singapore Pte. Ltd.                     Singapore
SDRC Nederland B.V.                          Netherlands
SDRC AG                                      Switzerland
SDRC Belgium N.V./S.A.                       Belgium
SDRC France S.A.                             France
SDRC Espaua, S.A.                            Spain
SDRC Japan K.K.                              Japan
SDRC Software and Services, GmbH             Germany
Point Control International Sales            Virgin Islands
Corporation



Note: All of the above corporations are wholly-owned subsidiaries of the Registrant directly or indirectly.